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                                                                    EXHIBIT 23.6


                        [ARTHUR ANDERSEN LLP LETTERHEAD]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                       /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP

Chicago, Illinois
December 28, 1998